Exhibit 99.1

PRESS RELEASE

PacWest Bancorp

(Nasdaq: PACW)

Contact:	Matthew P. Wagner	Patrick J. Rusnak
	President and CEO	Executive Vice President and CFO
Phone:	310-887-8520	714-989-4705

FOR IMMEDIATE RELEASE	January 17, 2019

PACWEST BANCORP ANNOUNCES RESULTS

FOR THE FOURTH QUARTER AND FULL YEAR 2018

Fourth Quarter 2018 Highlights

•                  Net Earnings of $115.0 Million, or $0.93 Per Diluted Share

•                  Tax Equivalent Net Interest Margin of 4.91%

•                  Loan and Lease Production of $1.6 Billion; $728 Million of Net Loan Growth

•                  Core Deposits Increase of $834 Million and Represent 87% of Total Deposits

Full Year 2018 Highlights

•                  Net Earnings of $465.3 Million, or $3.72 Per Diluted Share

•                  Tax Equivalent Net Interest Margin of 5.05%

•                  Loan and Lease Production of $4.9 Billion; $985 Million of Net Loan Growth

•                  Net Charge-offs 36% Lower for 2018 Compared to 2017

•                  Core Deposits Growth of $410 Million

Los Angeles, California . . . PacWest Bancorp (Nasdaq: PACW) today announced net earnings for the fourth quarter of 2018 of $115.0 million, or $0.93 per diluted share, compared to net earnings for the third quarter of 2018 of $116.3 million, or $0.94 per diluted share.  Net earnings for the full year 2018 were $465.3 million, or $3.72 per diluted share, compared to net earnings for the full year 2017 of $357.8 million, or $2.91 per diluted share.

Matt Wagner, President and CEO, commented, “We finished the year with strong growth in both loans and deposits and continued improvement in our credit quality metrics. Our fourth quarter results produced a return on assets of 1.84% and a return on tangible equity of 21.23%.”

Mr. Wagner continued, “Our net earnings for the full year 2018 increased 30% over the prior year to $465.3 million. The increase was driven largely by the benefits of tax reform and lower credit costs, while revenue growth significantly outpaced noninterest expense growth.  Our tax equivalent net interest margin remained above 5% for the full year 2018 and continued cost controls resulted in our efficiency ratio being unchanged from the prior year at 41%.”

Mr. Wagner continued, “We are pleased with the fourth quarter’s organic loan and core deposit growth and will work to carry that momentum into 2019. We will also retire the division names and branding of CapitalSource and Square 1 Bank and replace them with the National Lending and Venture Banking groups under one brand as Pacific Western Bank.”

FINANCIAL HIGHLIGHTS

	At or For the			At or For the
	Three Months Ended			Year Ended
	December 31,	September 30,	Increase	December 31,		Increase
Financial Highlights	2018	2018	(Decrease)	2018	2017	(Decrease)
	(Dollars in thousands, except per share data)
Net earnings	$115,041	$116,287	$(1,246)	$465,339	$357,818	$107,521
Diluted earnings per share	$0.93	$0.94	$(0.01)	$3.72	$2.91	$0.81
Return on average assets	1.84%	1.89%	(0.05)	1.91%	1.58%	0.33
Return on average tangible equity (1)	21.23%	21.61%	(0.38)	21.22%	15.15%	6.07

Net interest margin (“NIM”) (tax equivalent)	4.91%	4.99%	(0.08)	5.05%	5.10%	(0.05)
Yield on average loans and leases (tax equivalent)	6.27%	6.20%	0.07	6.22%	5.97%	0.25
Cost of average total deposits	0.62%	0.46%	0.16	0.44%	0.27%	0.17
Efficiency ratio	41.7%	40.9%	0.8	41.0%	40.8%	0.2

Total assets	$25,731,354	$24,782,126	$949,228	$25,731,354	$24,994,876	$736,478
Loans and leases held for investment, net of deferred fees	$17,957,713	$17,230,146	$727,567	$17,957,713	$16,972,743	$984,970
Noninterest-bearing deposits	$7,888,915	$7,834,480	$54,435	$7,888,915	$8,508,044	$(619,129)
Core deposits	$16,346,671	$15,512,742	$833,929	$16,346,671	$15,937,012	$409,659
Total deposits	$18,870,501	$17,879,543	$990,958	$18,870,501	$18,865,536	$4,965

Noninterest-bearing deposits as percentage of total deposits	42%	44%	(2)	42%	45%	(3)
Core deposits as percentage of total deposits	87%	87%	(0)	87%	85%	2

Equity to assets ratio	18.75%	19.13%	(0.38)	18.75%	19.91%	(1.16)
Tangible common equity ratio (1)	9.60%	9.61%	(0.01)	9.60%	10.50%	(0.90)
Book value per share	$39.17	$38.46	$0.71	$39.17	$38.65	$0.52
Tangible book value per share (1)	$18.02	$17.28	$0.74	$18.02	$18.24	$(0.22)

(1) Non-GAAP measure.

INCOME STATEMENT HIGHLIGHTS

Net Interest Income

Net interest income increased by $1.4 million to $261.8 million for the fourth quarter of 2018 compared to $260.3 million for the third quarter of 2018 due to a higher yield on average loans and leases and a higher balance of average loans and leases, offset partially by higher deposit costs.  The tax equivalent yield on average loans and leases was 6.27% for the fourth quarter of 2018 compared to 6.20% for the third quarter of 2018. The increase in the yield on average loans and leases was due principally to higher coupon interest.

The tax equivalent NIM was 4.91% in the fourth quarter of 2018 compared to 4.99% for the third quarter of 2018. The decrease in the NIM was due mainly to higher deposit and borrowing costs, partially offset by a higher yield on average loans and leases and a higher yield on investment securities.

The cost of average total deposits increased to 0.62% for the fourth quarter of 2018 from 0.46% for the third quarter of 2018 due to higher rates paid on deposits in conjunction with increased market interest rates.

Provision for Credit Losses

The provision for credit losses increased by $0.5 million to $12.0 million for the fourth quarter of 2018 compared to $11.5 million for the third quarter of 2018.

The following table presents details of the provision for credit losses for the periods indicated:

	Three Months Ended			Year Ended
	December 31,	September 30,	Increase	December 31,
Provision for Credit Losses	2018	2018	(Decrease)	2018
	(In thousands)
Addition to allowance for loan and lease losses	$10,500	$11,500	$(1,000)	$36,774
Addition to reserve for unfunded loan commitments	1,500	—	1,500	8,226
Total provision for credit losses	$12,000	$11,500	$500	$45,000

Noninterest Income

Noninterest income decreased by $3.4 million to $33.5 million for the fourth quarter of 2018 compared to $36.9 million for the third quarter of 2018 due mainly to a $4.2 million decrease in dividends and gains on equity investments, a $1.6 million decrease in warrant income, and a $1.3 million decrease in other commissions and fees, offset partially by a $3.4 million increase in other income.  Dividends and gains on equity investments decreased mainly due to lower realized gains on investments sold and decreased fair values of investments still held. Warrant income decreased due to lower realized gains on exercised warrants as the third quarter included a $3.1 million gain on a warrant in a company that completed an IPO. Other commissions and fees decreased mostly due to lower prepayment and other loan-related fees.  Other income increased primarily due to higher miscellaneous income from borrower settlements and higher BOLI income from a death benefit received.

The following table presents details of noninterest income for the periods indicated:

	Three Months Ended
	December 31,	September 30,	Increase
Noninterest Income	2018	2018	(Decrease)
	(In thousands)
Service charges on deposit accounts	$4,091	$3,979	$112
Other commissions and fees	11,114	12,397	(1,283)
Leased equipment income	9,384	9,120	264
Gain on sale of loans and leases	—	—	—
Gain on sale of securities	786	826	(40)
Other income:
Dividends and (losses) gains on equity investments	(1,331)	2,895	(4,226)
Warrant income	2,187	3,818	(1,631)
Other	7,295	3,877	3,418
Total noninterest income	$33,526	$36,912	$(3,386)

Noninterest Expense

Noninterest expense increased by $1.1 million to $129.2 million for the fourth quarter of 2018 compared to $128.1 million for the third quarter of 2018 attributable primarily to a $3.7 million increase in other expense, offset partially by a $3.0 million decrease in compensation expense. Other expense increased due to the $2.1 million write-off of the Square 1 trademark asset as a result of our plan to retire the Square 1 Bank name and increased employee expense due to executive relocation costs.  Compensation expense decreased due mostly to lower stock compensation expense, lower bonus expense, and lower commissions expense as a result of the decreased warrant income.

The following table presents details of noninterest expense for the periods indicated:

	Three Months Ended
	December 31,	September 30,	Increase
Noninterest Expense	2018	2018	(Decrease)
	(In thousands)
Compensation	$69,299	$72,333	$(3,034)
Occupancy	13,356	13,069	287
Data processing	6,930	6,740	190
Other professional services	6,198	6,058	140
Insurance and assessments	4,202	5,446	(1,244)
Intangible asset amortization	4,986	5,587	(601)
Leased equipment depreciation	5,758	5,001	757
Foreclosed assets income, net	(311)	(257)	(54)
Acquisition, integration and reorganization costs	970	800	170
Loan expense	2,991	2,249	742
Other	14,856	11,127	3,729
Total noninterest expense	$129,235	$128,153	$1,082

Income Taxes

The overall effective income tax rate was 25.3% for the fourth quarter of 2018 and 26.2% for the third quarter of 2018.  The decrease in the fourth quarter effective tax rate was due primarily to a change in the state apportionment method applied by the state of Maryland.  The effective tax rate for the year ended December 31, 2018 was 26.5% while the full year 2019 is estimated to be in the range of 27-28%.

BALANCE SHEET HIGHLIGHTS

Loans and Leases

Loans and leases held for investment, net of deferred fees, increased by $727.6 million in the fourth quarter of 2018 to $18.0 billion at December 31, 2018.  The net increase was driven mainly by production of $1.6 billion and disbursements of $1.2 billion, offset partially by payoffs of $1.1 billion and paydowns of $920.6 million.  For the year ended December 31, 2018 loans and leases held for investment, net of deferred fees, increased by $985.0 million or 5.8%.

The following table presents a roll forward of loans and leases held for investment, net of deferred fees, for the periods indicated:

	Three Months Ended		Year Ended
Loans and Leases	December 31,	September 30,	December 31,
Held for Investment Roll Forward (1)	2018	2018	2018
	(Dollars in thousands)
Balance, beginning of period	$17,230,146	$16,885,192	$16,972,743
Additions:
Production	1,571,565	1,315,572	4,888,614
Disbursements	1,186,351	966,668	4,104,335
Total production and disbursements	2,757,916	2,282,240	8,992,949
Reductions:
Payoffs	(1,070,691)	(1,133,233)	(4,289,297)
Paydowns	(920,633)	(795,243)	(3,480,997)
Total payoffs and paydowns	(1,991,324)	(1,928,476)	(7,770,294)
Sales	—	(3,326)	(161,729)
Transfers to foreclosed assets	(13,679)	(2,176)	(16,914)
Charge-offs	(25,346)	(3,308)	(59,042)
Total reductions	(2,030,349)	(1,937,286)	(8,007,979)
Balance, end of period	$17,957,713	$17,230,146	$17,957,713

Weighted average rate on production (2)	5.38%	5.17%	5.23%

(1) Includes direct financing leases but excludes equipment leased to others under operating leases.

(2) The weighted average rate on production presents contractual rates on a tax equivalent basis and excludes amortized fees.  Amortized fees added approximately 31 basis points to loan yields in 2018.

The following table presents the composition of loans and leases held for investment, net of deferred fees, as of the dates indicated:

	December 31,	September 30,	June 30,	December 31,
Loan and Lease Portfolio	2018	2018	2018	2017
	(In thousands)
Real estate mortgage:
Commercial	$4,824,298	$4,932,823	$5,010,680	$5,385,740
Residential	3,093,843	2,745,837	2,555,695	2,466,894
Total real estate mortgage	7,918,141	7,678,660	7,566,375	7,852,634
Real estate construction and land:
Commercial	912,583	854,346	831,462	769,075
Residential	1,321,073	1,146,611	1,042,564	822,154
Total real estate construction and land	2,233,656	2,000,957	1,874,026	1,591,229
Total real estate	10,151,797	9,679,617	9,440,401	9,443,863
Commercial:
Asset-based	3,305,421	3,222,311	3,184,300	2,924,950
Venture capital	2,038,748	2,031,895	2,008,205	2,122,735
Other commercial	2,060,426	1,897,852	1,873,607	2,071,394
Total commercial	7,404,595	7,152,058	7,066,112	7,119,079
Consumer	401,321	398,471	378,679	409,801
Total loans and leases held for investment, net of deferred fees	$17,957,713	$17,230,146	$16,885,192	$16,972,743

Total unfunded loan commitments	$7,528,248	$7,055,833	$6,429,587	$6,234,061

Allowance for Credit Losses

The following tables show roll forwards of the allowance for credit losses for the periods indicated:

	Three Months Ended December 31, 2018
	Allowance for	Reserve for	Total
Allowance for Credit	Loan and	Unfunded Loan	Allowance for
Losses Rollforward	Lease Losses	Commitments	Credit Losses
	(In thousands)
Beginning balance	$141,920	$35,361	$177,281
Charge-offs	(25,346)	—	(25,346)
Recoveries	5,398	—	5,398
Net charge-offs	(19,948)	—	(19,948)
Provision	10,500	1,500	12,000
Ending balance	$132,472	$36,861	$169,333

	Three Months Ended September 30, 2018
	Allowance for	Reserve for	Total
Allowance for Credit	Loan and	Unfunded Loan	Allowance for
Losses Rollforward	Lease Losses	Commitments	Credit Losses
	(In thousands)
Beginning balance	$132,139	$35,361	$167,500
Charge-offs	(3,308)	—	(3,308)
Recoveries	1,589	—	1,589
Net charge-offs	(1,719)	—	(1,719)
Provision	11,500	—	11,500
Ending balance	$141,920	$35,361	$177,281

The allowance for credit losses as a percentage of loans and leases held for investment decreased to 0.94% at December 31, 2018 from 1.03% at September 30, 2018 as certain specific reserves in place at September 30, 2018 were charged off during the fourth quarter, lowering the specific reserves on impaired loans at December 31, 2018 compared to September 30, 2018.

Gross charge-offs for the fourth quarter of 2018 were $25.3 million and included $23.4 million for venture capital loans, of which $20.0 million related to two loans, and $1.7 million for other commercial loans.  Gross charge-offs for the third quarter of 2018 were $3.3 million and included $1.1 million for venture capital loans, $0.7 million for real estate mortgage loans, and $0.7 million for asset-based loans. Recoveries for the fourth quarter of 2018 were $5.4 million and included $3.1 million for venture capital loans and $1.7 million for other commercial loans.   Recoveries for the third quarter of 2018 were $1.6 million and included $1.0 million for venture capital loans.

For the full year 2018, net charge-offs were $43.8 million and included $24.2 million for venture capital loans, a decrease from the full year 2017 net charge-offs of $68.7 million that included $36.0 million for venture capital loans.  This resulted in a decrease in net charge-offs to average loans for the venture capital portfolio from 1.77% in 2017 to 1.17% in 2018.

For the fourth quarter of 2018 and third quarter of 2018, annualized net charge-offs to average loans and leases were 0.46% and 0.04%.  For the full years 2018 and 2017, net charge-offs to average loans and leases were 0.26% and 0.43%.

Deposits and Client Investment Funds

The following table presents the composition of our deposit portfolio as of the dates indicated:

	December 31,	September 30,	June 30,	December 31,
Deposit Category	2018	2018	2018	2017
	(Dollars in thousands)
Noninterest-bearing demand deposits	$7,888,915	$7,834,480	$8,126,153	$8,508,044
Interest checking deposits	2,842,463	2,277,537	2,184,785	2,226,885
Money market deposits	5,043,871	4,782,724	4,631,658	4,511,730
Savings deposits	571,422	618,001	643,642	690,353
Total core deposits	16,346,671	15,512,742	15,586,238	15,937,012
Non-core non-maturity deposits	518,192	483,528	607,388	863,202
Total non-maturity deposits	16,864,863	15,996,270	16,193,626	16,800,214
Time deposits $250,000 and under	1,593,453	1,509,214	1,394,117	1,709,980
Time deposits over $250,000	412,185	374,059	341,449	355,342
Total time deposits	2,005,638	1,883,273	1,735,566	2,065,322
Total deposits	$18,870,501	$17,879,543	$17,929,192	$18,865,536

Noninterest-bearing demand deposits as percentage of total deposits	42%	44%	45%	45%
Core deposits as percentage of total deposits	87%	87%	87%	85%

At December 31, 2018, core deposits totaled $16.3 billion, or 87% of total deposits, including $7.9 billion of noninterest-bearing demand deposits, or 42% of total deposits.

In addition to deposit products, we also offer alternative non-depository cash investment options for select clients; these alternatives include investments managed by Square 1 Asset Management, Inc. (“S1AM”), our registered investment advisor subsidiary, and third-party sweep products.  Total off-balance sheet client investment funds at December 31, 2018 were $1.9 billion, of which $1.5 billion was managed by S1AM.

CREDIT QUALITY

The following table presents loan and lease credit quality metrics as of the dates indicated:

	December 31,	September 30,	Increase
Credit Quality Metrics	2018	2018	(Decrease)
	(Dollars in thousands)
Nonaccrual loans and leases held for investment (1)	$79,333	$112,972	$(33,639)
Accruing loans contractually past due 90 days or more	—	—	—
Foreclosed assets, net	5,299	4,407	892
Total nonperforming assets	$84,632	$117,379	$(32,747)

Nonaccrual loans and leases held for investment (1)	$79,333	$112,972	$(33,639)
Performing troubled debt restructured loans held for investment	17,701	22,106	(4,405)
Total impaired loans and leases	$97,034	$135,078	$(38,044)

Nonaccrual loans and leases held for investment to loans and leases held for investment	0.44%	0.66%
Nonperforming assets to loans and leases held for investment and foreclosed assets	0.47%	0.68%

Pass	$17,459,205	$16,609,629	$849,576
Special mention	261,398	360,058	(98,660)
Classified	237,110	260,459	(23,349)
Total loans and leases held for investment, net of deferred fees	$17,957,713	$17,230,146	$727,567

Classified loans and leases held for investment to loans and leases held for investment	1.32%	1.51%

Allowance for credit losses	$169,333	$177,281	$(7,948)
Provision for credit losses (for the quarter)	$12,000	$11,500	$500
Net charge-offs (for the quarter)	$19,948	$1,719	$18,229
Net charge-offs to average loans and leases (for the quarter)	0.46%	0.04%
Allowance for credit losses to loans and leases held for investment	0.94%	1.03%
Allowance for credit losses to nonaccrual loans and leases held for investment	213.5%	156.9%

(1) Nonaccrual loans include guaranteed amounts of $11.2 million at December 31, 2018 and $13.5 million at September 30, 2018.

During the fourth quarter of 2018, nonaccrual loans decreased by $33.6 million and classified loans decreased by $23.3 million.  These decreases were primarily due to the foreclosure and sale during the quarter of a $12.2 million commercial real estate loan (which was our only exposure to traditional malls) and the charge-off of two venture capital loans carried at $22.5 million that were classified and on nonaccrual status at September 30, 2018.

Special mention loans and leases decreased by $98.7 million in the fourth quarter due primarily to the payoff of two loans totaling $50 million and a $36 million loan being upgraded to pass status.

The following table presents nonaccrual loans and leases and accruing loans and leases past due between 30 and 89 days by portfolio segment and class as of the dates indicated:

	Nonaccrual Loans and Leases				Accruing and
	December 31, 2018		September 30, 2018		30-89 Days Past Due
		% of		% of	December 31,	September 30,
		Loan		Loan	2018	2018
	Amount	Category	Amount	Category	Amount	Amount
	(Dollars in thousands)
Real estate mortgage:
Commercial	$15,321	0.3%	$29,723	0.6%	$3,276	$824
Residential	2,524	0.1%	3,259	0.1%	1,557	5,436
Total real estate mortgage	17,845	0.2%	32,982	0.4%	4,833	6,260
Real estate construction and land:
Commercial	442	0.0%	—	0.0%	—	—
Residential	—	0.0%	—	0.0%	1,527	8,498
Total real estate construction and land	442	0.0%	—	0.0%	1,527	8,498
Commercial:
Asset-based	32,324	1.0%	34,619	1.1%	47	—
Venture capital	20,299	1.0%	35,520	1.7%	1,028	1,028
Other commercial	7,380	0.4%	9,579	0.5%	2,467	222
Total commercial	60,003	0.8%	79,718	1.1%	3,542	1,250
Consumer	1,043	0.3%	272	0.1%	581	605
Total held for investment	$79,333	0.4%	$112,972	0.7%	$10,483	$16,613

STOCK REPURCHASE PROGRAM

During the fourth quarter of 2018, no shares were repurchased.  For the year ended December 31, 2018, we repurchased 5,849,234 shares at an average price of $52.38 and a total cost of $306.4 million.  At December 31, 2018, the remaining amount that could be used to repurchase shares under the $350 million Stock Repurchase Program was $110.1 million.

ABOUT PACWEST BANCORP

PacWest Bancorp (“PacWest”) is a bank holding company with over $25 billion in assets with one wholly-owned banking subsidiary, Pacific Western Bank (the “Bank”). The Bank has 74 full-service branches located throughout the state of California and one branch in Durham, North Carolina. Our Community Banking group provides lending and comprehensive deposit and treasury management services to small and medium-sized businesses conducted primarily through our California-based branch offices. We offer additional products and services through our National Lending and Venture Banking groups. National Lending provides asset-based, equipment, real estate and security cash flow loans and treasury management services to established middle-market businesses on a national basis. Venture Banking offers a comprehensive suite of financial services focused on entrepreneurial businesses and their venture capital and private equity investors, with offices located in key innovative hubs across the United States.  For more information about PacWest Bancorp, visit www.pacwestbancorp.com, or to learn more about Pacific Western Bank, visit www.pacificwesternbank.com.

FORWARD LOOKING STATEMENTS

This communication contains certain forward-looking information about PacWest that is intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. Such statements include future financial and operating results, expectations, intentions and other statements that are not historical facts. Such statements are based on information available at the time of this communication and are based on current beliefs and expectations of the Company’s management and are subject to significant risks, uncertainties and contingencies, many of which are beyond our control. Actual results may differ materially from those set forth in the forward-looking statements due to a variety of factors, including the risk factors described in documents filed by the Company with the Securities and Exchange Commission.

We are under no obligation (and expressly disclaim any such obligation) to update or alter our forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

PACWEST BANCORP AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEET

	December 31,	September 30,	December 31,
	2018	2018	2017
	(Dollars in thousands, except per share data)
ASSETS:
Cash and due from banks	$175,830	$196,502	$233,215
Interest-earning deposits in financial institutions	209,937	185,284	165,222
Total cash and cash equivalents	385,767	381,786	398,437

Securities available-for-sale, at estimated fair value	4,009,431	3,820,333	3,774,431
Federal Home Loan Bank stock, at cost	32,103	31,077	20,790
Total investment securities	4,041,534	3,851,410	3,795,221

Loans held for sale	—	—	481,100

Gross loans and leases held for investment	18,026,365	17,295,589	17,032,221
Deferred fees, net	(68,652)	(65,443)	(59,478)
Total loans and leases held for investment, net of deferred fees	17,957,713	17,230,146	16,972,743
Allowance for loan and lease losses	(132,472)	(141,920)	(139,456)
Total loans and leases held for investment, net	17,825,241	17,088,226	16,833,287

Equipment leased to others under operating leases	292,677	275,707	284,631
Premises and equipment, net	34,661	34,012	31,852
Foreclosed assets, net	5,299	4,407	1,329
Deferred tax asset, net	17,489	41,280	—
Goodwill	2,548,670	2,548,670	2,548,670
Core deposit and customer relationship intangibles, net	57,120	62,106	79,626
Other assets	522,896	494,522	540,723
Total assets	$25,731,354	$24,782,126	$24,994,876

LIABILITIES:
Noninterest-bearing deposits	$7,888,915	$7,834,480	$8,508,044
Interest-bearing deposits	10,981,586	10,045,063	10,357,492
Total deposits	18,870,501	17,879,543	18,865,536
Borrowings	1,371,114	1,513,166	467,342
Subordinated debentures	453,846	452,944	462,437
Accrued interest payable and other liabilities	210,305	194,788	221,963
Total liabilities	20,905,766	20,040,441	20,017,278
STOCKHOLDERS’ EQUITY (1)	4,825,588	4,741,685	4,977,598
Total liabilities and stockholders’ equity	$25,731,354	$24,782,126	$24,994,876

Book value per share	$39.17	$38.46	$38.65
Tangible book value per share (2)	$18.02	$17.28	$18.24
Shares outstanding	123,189,833	123,283,450	128,782,878

(1) Includes net unrealized (loss) gain on securities available-for-sale, net	$(6,075)	$(43,854)	$31,171
(2) Non-GAAP measure.

PACWEST BANCORP AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENT OF EARNINGS

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,
	2018	2018	2017	2018	2017
	(Dollars in thousands, except per share data)
Interest income:
Loans and leases	$272,522	$264,062	$258,309	$1,047,969	$952,771
Investment securities	29,690	28,061	25,712	111,619	98,202
Deposits in financial institutions	527	519	576	2,082	1,543
Total interest income	302,739	292,642	284,597	1,161,670	1,052,516

Interest expense:
Deposits	28,834	21,121	14,041	80,140	45,694
Borrowings	4,602	3,814	1,366	11,985	3,638
Subordinated debentures	7,538	7,390	6,234	28,631	23,613
Total interest expense	40,974	32,325	21,641	120,756	72,945

Net interest income	261,765	260,317	262,956	1,040,914	979,571
Provision for credit losses	12,000	11,500	6,406	45,000	57,752
Net interest income after provision for credit losses	249,765	248,817	256,550	995,914	921,819

Noninterest income:
Service charges on deposit accounts	4,091	3,979	4,574	16,509	15,307
Other commissions and fees	11,114	12,397	10,505	45,543	41,422
Leased equipment income	9,384	9,120	8,258	37,881	37,700
Gain on sale of loans and leases	—	—	1,988	4,675	6,197
Gain (loss) on sale of securities	786	826	(3,329)	8,176	(541)
Other income	8,151	10,590	4,799	35,851	28,488
Total noninterest income	33,526	36,912	26,795	148,635	128,573

Noninterest expense:
Compensation	69,299	72,333	71,986	282,568	266,567
Occupancy	13,356	13,069	12,715	53,223	48,863
Data processing	6,930	6,740	6,764	27,225	26,575
Other professional services	6,198	6,058	5,786	21,952	17,353
Insurance and assessments	4,202	5,446	5,384	20,705	19,733
Intangible asset amortization	4,986	5,587	5,062	22,506	14,240
Leased equipment depreciation	5,758	5,001	5,048	21,371	20,767
Foreclosed assets (income) expense, net	(311)	(257)	(475)	(751)	1,702
Acquisition, integration and reorganization costs	970	800	16,085	1,770	19,735
Loan expense	2,991	2,249	3,140	10,569	13,832
Other expense	14,856	11,127	11,373	50,094	46,294
Total noninterest expense	129,235	128,153	142,868	511,232	495,661

Earnings before income taxes	154,056	157,576	140,477	633,317	554,731
Income tax expense	(39,015)	(41,289)	(56,440)	(167,978)	(196,913)
Net earnings	$115,041	$116,287	$84,037	$465,339	$357,818

Basic and diluted earnings per share	$0.93	$0.94	$0.66	$3.72	$2.91
Dividends declared and paid per share	$0.60	$0.60	$0.50	$2.30	$2.00

PACWEST BANCORP AND SUBSIDIARIES

NET EARNINGS PER SHARE CALCULATIONS

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,
	2018	2018	2017	2018	2017
	(In thousands, except per share data)
Basic Earnings Per Share:
Net earnings	$115,041	$116,287	$84,037	$465,339	$357,818
Less: earnings allocated to unvested restricted stock (1)	(1,219)	(1,428)	(951)	(5,119)	(4,184)
Net earnings allocated to common shares	$113,822	$114,859	$83,086	$460,220	$353,634

Weighted-average basic shares and unvested restricted stock outstanding	123,238	123,657	127,971	125,100	123,060
Less: weighted-average unvested restricted stock outstanding	(1,426)	(1,537)	(1,440)	(1,460)	(1,447)
Weighted-average basic shares outstanding	121,812	122,120	126,531	123,640	121,613

Basic earnings per share	$0.93	$0.94	$0.66	$3.72	$2.91

Diluted Earnings Per Share:
Net earnings allocated to common shares	$113,822	$114,859	$83,086	$460,220	$353,634

Weighted-average basic shares outstanding	121,812	122,120	126,531	123,640	121,613

Diluted earnings per share	$0.93	$0.94	$0.66	$3.72	$2.91

(1) Represents cash dividends paid to holders of unvested stock, net of forfeitures, plus undistributed earnings amounts available to holders of unvested restricted stock, if any.

PACWEST BANCORP AND SUBSIDIARIES

AVERAGE BALANCE SHEET AND YIELD ANALYSIS

	Three Months Ended
	December 31, 2018			September 30, 2018			December 31, 2017
		Interest	Average		Interest	Average		Interest	Average
	Average	Income/	Yield/	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Cost	Balance	Expense	Cost	Balance	Expense	Cost
	(Dollars in thousands)
Assets:
Loans and leases (1)(2)	$17,275,343	$272,824	6.27%	$16,913,792	$264,371	6.20%	$17,426,873	$258,586	5.89%
Investment securities (3)	3,899,520	30,992	3.15%	3,844,201	29,711	3.07%	3,807,928	30,709	3.20%
Deposits in financial institutions	94,500	527	2.21%	108,485	519	1.90%	179,379	576	1.27%
Total interest-earning assets (1)	21,269,363	304,343	5.68%	20,866,478	294,601	5.60%	21,414,180	289,871	5.37%
Other assets	3,515,099			3,491,293			3,375,656
Total assets	$24,784,462			$24,357,771			$24,789,836

Liabilities and Stockholders’ Equity:
Interest checking	$2,785,702	7,932	1.13%	$2,433,837	5,135	0.84%	$2,340,166	2,891	0.49%
Money market	5,107,468	13,621	1.06%	5,270,297	10,689	0.80%	5,415,630	7,214	0.53%
Savings	597,259	273	0.18%	629,241	233	0.15%	702,023	279	0.16%
Time	1,932,332	7,008	1.44%	1,778,552	5,064	1.13%	2,120,749	3,657	0.68%
Total interest-bearing deposits	10,422,761	28,834	1.10%	10,111,927	21,121	0.83%	10,578,568	14,041	0.53%
Borrowings	764,039	4,602	2.39%	720,449	3,814	2.10%	445,106	1,366	1.22%
Subordinated debentures	452,998	7,538	6.60%	452,312	7,390	6.48%	458,269	6,234	5.40%
Total interest-bearing liabilities	11,639,798	40,974	1.40%	11,284,688	32,325	1.14%	11,481,943	21,641	0.75%
Noninterest-bearing demand deposits	8,163,699			8,120,306			8,190,134
Other liabilities	222,564			203,958			197,261
Total liabilities	20,026,061			19,608,952			19,869,338
Stockholders’ equity	4,758,401			4,748,819			4,920,498
Total liabilities and stockholders’ equity	$24,784,462			$24,357,771			$24,789,836
Net interest income (1)		$263,369			$262,276			$268,230
Net interest spread (1)			4.28%			4.46%			4.62%
Net interest margin (1)			4.91%			4.99%			4.97%

Total deposits (4)	$18,586,460	$28,834	0.62%	$18,232,233	$21,121	0.46%	$18,768,702	$14,041	0.30%
Funding sources (5)	$19,803,497	$40,974	0.82%	$19,404,994	$32,325	0.66%	$19,672,077	$21,641	0.44%

(1) Tax equivalent.

(2) Includes discount accretion on acquired loans of $6.9 million, $6.1 million, and $6.8 million for the three months ended December 31, 2018, September 30, 2018, and December 31, 2017, respectively.

(3) Includes tax-equivalent adjustments of $1.1 million, $1.5 million, and $5.0 million for the three months ended December 31, 2018, September 30, 2018, and December 31, 2017 related to tax-exempt income on municipal securities.  The federal statutory tax-rate utilized was 21% for the 2018 periods and 35% for the 2017 period.

(4) Total deposits is the sum of total interest-bearing deposits and noninterest-bearing demand deposits.  The cost of total deposits is calculated as annualized interest expense on deposits divided by average total deposits.

(5) Funding sources is the sum of total interest-bearing liabilities and noninterest-bearing demand deposits. The cost of funding sources is calculated as annualized total interest expense divided by average funding sources.

PACWEST BANCORP AND SUBSIDIARIES

FIVE QUARTER BALANCE SHEET

	December 31,	September 30,	June 30,	March 31,	December 31,
	2018	2018	2018	2018	2017
	(Dollars in thousands, except per share data)
ASSETS:
Cash and due from banks	$175,830	$196,502	$245,998	$235,061	$233,215
Interest-earning deposits in financial institutions	209,937	185,284	205,567	312,735	165,222
Total cash and cash equivalents	385,767	381,786	451,565	547,796	398,437

Securities available-for-sale	4,009,431	3,820,333	3,857,788	3,801,986	3,774,431
Federal Home Loan Bank stock	32,103	31,077	26,271	17,250	20,790
Total investment securities	4,041,534	3,851,410	3,884,059	3,819,236	3,795,221

Loans held for sale	—	—	—	—	481,100

Gross loans and leases held for investment	18,026,365	17,295,589	16,947,502	16,516,627	17,032,221
Deferred fees, net	(68,652)	(65,443)	(62,310)	(61,342)	(59,478)
Total loans and leases held for investment, net of deferred fees	17,957,713	17,230,146	16,885,192	16,455,285	16,972,743
Allowance for loan and lease losses	(132,472)	(141,920)	(132,139)	(134,275)	(139,456)
Total loans and leases held for investment, net	17,825,241	17,088,226	16,753,053	16,321,010	16,833,287

Equipment leased to others under operating leases	292,677	275,707	266,576	280,648	284,631
Premises and equipment, net	34,661	34,012	34,513	33,686	31,852
Foreclosed assets, net	5,299	4,407	2,231	1,236	1,329
Deferred tax asset, net	17,489	41,280	25,551	12,584	—
Goodwill	2,548,670	2,548,670	2,548,670	2,548,670	2,548,670
Core deposit and customer relationship intangibles, net	57,120	62,106	67,693	73,280	79,626
Other assets	522,896	494,522	495,646	511,184	540,723
Total assets	$25,731,354	$24,782,126	$24,529,557	$24,149,330	$24,994,876

LIABILITIES:
Noninterest-bearing deposits	$7,888,915	$7,834,480	$8,126,153	$8,232,140	$8,508,044
Interest-bearing deposits	10,981,586	10,045,063	9,803,039	9,846,648	10,357,492
Total deposits	18,870,501	17,879,543	17,929,192	18,078,788	18,865,536
Borrowings	1,371,114	1,513,166	1,187,226	575,284	467,342
Subordinated debentures	453,846	452,944	451,878	452,223	462,437
Accrued interest payable and other liabilities	210,305	194,788	183,302	175,545	221,963
Total liabilities	20,905,766	20,040,441	19,751,598	19,281,840	20,017,278
STOCKHOLDERS’ EQUITY (1)	4,825,588	4,741,685	4,777,959	4,867,490	4,977,598
Total liabilities and stockholders’ equity	$25,731,354	$24,782,126	$24,529,557	$24,149,330	$24,994,876

Book value per share	$39.17	$38.46	$38.36	$38.47	$38.65
Tangible book value per share (2)	$18.02	$17.28	$17.35	$17.75	$18.24
Shares outstanding	123,189,833	123,283,450	124,567,950	126,537,871	128,782,878

(1) Includes net unrealized (loss) gain on securities available-for-sale, net	$(6,075)	$(43,854)	$(22,340)	$(11,936)	$31,171
(2) Non-GAAP measure.

PACWEST BANCORP AND SUBSIDIARIES

FIVE QUARTER STATEMENT OF EARNINGS

	Three Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
	2018	2018	2018	2018	2017
	(Dollars in thousands, except per share data)
Interest income:
Loans and leases	$272,522	$264,062	$260,300	$251,085	$258,309
Investment securities	29,690	28,061	27,730	26,138	25,712
Deposits in financial institutions	527	519	484	552	576
Total interest income	302,739	292,642	288,514	277,775	284,597

Interest expense:
Deposits	28,834	21,121	16,367	13,818	14,041
Borrowings	4,602	3,814	2,649	920	1,366
Subordinated debentures	7,538	7,390	7,166	6,537	6,234
Total interest expense	40,974	32,325	26,182	21,275	21,641

Net interest income	261,765	260,317	262,332	256,500	262,956
Provision for credit losses	12,000	11,500	17,500	4,000	6,406
Net interest income after provision for credit losses	249,765	248,817	244,832	252,500	256,550

Noninterest income:
Service charges on deposit accounts	4,091	3,979	4,265	4,174	4,574
Other commissions and fees	11,114	12,397	11,767	10,265	10,505
Leased equipment income	9,384	9,120	9,790	9,587	8,258
Gain on sale of loans and leases	—	—	106	4,569	1,988
Gain (loss) on sale of securities	786	826	253	6,311	(3,329)
Other income	8,151	10,590	13,457	3,653	4,799
Total noninterest income	33,526	36,912	39,638	38,559	26,795

Noninterest expense:
Compensation	69,299	72,333	69,913	71,023	71,986
Occupancy	13,356	13,069	13,575	13,223	12,715
Data processing	6,930	6,740	6,896	6,659	6,764
Other professional services	6,198	6,058	5,257	4,439	5,786
Insurance and assessments	4,202	5,446	5,330	5,727	5,384
Intangible asset amortization	4,986	5,587	5,587	6,346	5,062
Leased equipment depreciation	5,758	5,001	5,237	5,375	5,048
Foreclosed assets (income) expense, net	(311)	(257)	(61)	(122)	(475)
Acquisition, integration and reorganization costs	970	800	—	—	16,085
Loan expense	2,991	2,249	3,058	2,271	3,140
Other expense	14,856	11,127	11,657	12,454	11,373
Total noninterest expense	129,235	128,153	126,449	127,395	142,868

Earnings before income taxes	154,056	157,576	158,021	163,664	140,477
Income tax expense	(39,015)	(41,289)	(42,286)	(45,388)	(56,440)
Net earnings	$115,041	$116,287	$115,735	$118,276	$84,037

Basic and diluted earnings per share	$0.93	$0.94	$0.92	$0.93	$0.66
Dividends declared and paid per share	$0.60	$0.60	$0.60	$0.50	$0.50

PACWEST BANCORP AND SUBSIDIARIES

FIVE QUARTER SELECTED FINANCIAL DATA

	At or For the Three Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
	2018	2018	2018	2018	2017
	(Dollars in thousands)
Performance Ratios:
Return on average assets (1)	1.84%	1.89%	1.93%	1.99%	1.34%
Return on average equity (1)	9.59%	9.72%	9.61%	9.79%	6.78%
Return on average tangible equity (1)(2)	21.23%	21.61%	20.98%	21.08%	13.75%

Yield on average loans and leases (1)(3)	6.27%	6.20%	6.30%	6.11%	5.89%
Yield on average interest-earning assets (1)(3)	5.68%	5.60%	5.70%	5.53%	5.37%
Cost of average total deposits (1)	0.62%	0.46%	0.37%	0.31%	0.30%
Cost of average time deposits (1)	1.44%	1.13%	0.92%	0.78%	0.62%
Cost of average interest-bearing liabilities (1)	1.40%	1.14%	0.98%	0.81%	0.75%
Cost of average funding sources (1)	0.82%	0.66%	0.55%	0.45%	0.44%
Net interest spread (1)(3)	4.28%	4.46%	4.72%	4.72%	4.62%
Net interest margin (1)(3)	4.91%	4.99%	5.18%	5.11%	4.97%

Efficiency ratio	41.7%	40.9%	39.8%	41.7%	41.0%
Noninterest expense as a percentage of average assets (1)	2.07%	2.09%	2.11%	2.15%	2.29%

Average Balances:
Loans and leases, net of deferred fees	$17,275,343	$16,913,792	$16,576,361	$16,682,124	$17,426,873
Interest-earning assets	21,269,363	20,866,478	20,492,121	20,514,936	21,414,180
Total assets	24,784,462	24,357,771	23,999,637	24,071,148	24,789,836
Noninterest-bearing deposits	8,163,699	8,120,306	8,253,413	8,311,104	8,190,134
Interest-bearing deposits	10,422,761	10,111,927	9,703,611	9,959,243	10,578,568
Total deposits	18,586,460	18,232,233	17,957,024	18,270,347	18,768,702
Borrowings and subordinated debentures	1,217,037	1,172,761	1,001,638	700,941	903,375
Interest-bearing liabilities	11,639,798	11,284,688	10,705,249	10,660,184	11,481,943
Funding sources	19,803,497	19,404,994	18,958,662	18,971,288	19,672,077
Stockholders’ equity	4,758,401	4,748,819	4,832,480	4,901,207	4,920,498

(1) Annualized.

(2) Non-GAAP measure.

(3) Tax equivalent.

PACWEST BANCORP AND SUBSIDIARIES

FIVE QUARTER SELECTED FINANCIAL DATA

	At or For the Three Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
	2018	2018	2018	2018	2017
	(Dollars in thousands)
Credit Quality Ratios (1):
Nonaccrual loans and leases held for investment to loans and leases held for investment	0.44%	0.66%	0.67%	0.63%	0.92%
Nonperforming assets to loans and leases held for investment and foreclosed assets	0.47%	0.68%	0.69%	0.64%	0.93%
Classified loans and leases held for investment to loans and leases held for investment	1.32%	1.51%	1.40%	1.26%	1.65%
Trailing 12 months net charge-offs to average loans and leases held for investment	0.26%	0.28%	0.28%	0.31%	0.40%
Allowance for credit losses to loans and leases held for investment	0.94%	1.03%	0.99%	1.02%	0.96%
Allowance for credit losses to nonaccrual loans and leases held for investment	213.5%	156.9%	147.3%	161.1%	103.8%

PacWest Bancorp Consolidated Capital:
Tier 1 leverage ratio (2)	10.13%	10.10%	10.33%	10.66%	10.66%
Common equity tier 1 capital ratio (2)	10.01%	10.18%	10.59%	11.16%	10.91%
Tier 1 capital ratio (2)	10.01%	10.18%	10.59%	11.16%	10.91%
Total capital ratio (2)	12.72%	13.03%	13.48%	14.11%	13.75%
Risk-weighted assets (2)	$22,525,096	$21,650,542	$20,929,325	$20,523,487	$21,657,591

Equity to assets ratio	18.75%	19.13%	19.48%	20.16%	19.91%
Tangible common equity ratio (3)	9.60%	9.61%	9.86%	10.43%	10.50%
Book value per share	$39.17	$38.46	$38.36	$38.47	$38.65
Tangible book value per share (3)	$18.02	$17.28	$17.35	$17.75	$18.24

Pacific Western Bank Capital:
Tier 1 leverage ratio (2)	10.80%	10.78%	11.11%	11.33%	11.75%
Common equity tier 1 capital ratio (2)	10.68%	10.87%	11.40%	11.86%	11.91%
Tier 1 capital ratio (2)	10.68%	10.87%	11.40%	11.86%	11.91%
Total capital ratio (2)	11.44%	11.69%	12.21%	12.67%	12.69%

(1) Ratios related to 2018 periods are for total loans and leases.  Ratios related to the 2017 period are for Non-PCI loans and leases.

(2) Capital information for December 31, 2018 is preliminary.

(3) Non-GAAP measure.

GAAP TO NON-GAAP RECONCILIATIONS

This press release contains certain non-GAAP financial disclosures for: (1) return on average tangible equity, (2) tangible common equity ratio, and (3) tangible book value per share. The Company uses these non-GAAP financial measures to provide meaningful supplemental information regarding the Company’s operational performance and to enhance investors’ overall understanding of such financial performance.  In particular, the use of return on average tangible equity, tangible common equity ratio, and tangible book value per share is prevalent among banking regulators, investors and analysts.  Accordingly, we disclose the non-GAAP measures in addition to the related GAAP measures of: (1) return on average equity, (2) equity to assets ratio, and (3) book value per share.

The tables below present the reconciliations of these GAAP financial measures to the related non-GAAP financial measures:

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,
Return on Average Tangible Equity	2018	2018	2017	2018	2017
	(Dollars in thousands)
Net earnings	$115,041	$116,287	$84,037	$465,339	$357,818

Average stockholders’ equity	$4,758,401	$4,748,819	$4,920,498	$4,809,667	$4,641,495
Less: Average intangible assets	2,608,497	2,614,055	2,495,876	2,616,820	2,279,010
Average tangible common equity	$2,149,904	$2,134,764	$2,424,622	$2,192,847	$2,362,485

Return on average equity (1)	9.59%	9.72%	6.78%	9.68%	7.71%
Return on average tangible equity (2)	21.23%	21.61%	13.75%	21.22%	15.15%

(1) Annualized net earnings divided by average stockholders’ equity.

(2) Annualized net earnings divided by average tangible common equity.

Tangible Common Equity Ratio/	December 31,	September 30,	June 30,	March 31,	December 31,
Tangible Book Value Per Share	2018	2018	2018	2018	2017
	(Dollars in thousands, except per share data)
Stockholders’ equity	$4,825,588	$4,741,685	$4,777,959	$4,867,490	$4,977,598
Less: Intangible assets	2,605,790	2,610,776	2,616,363	2,621,950	2,628,296
Tangible common equity	$2,219,798	$2,130,909	$2,161,596	$2,245,540	$2,349,302

Total assets	$25,731,354	$24,782,126	$24,529,557	$24,149,330	$24,994,876
Less: Intangible assets	2,605,790	2,610,776	2,616,363	2,621,950	2,628,296
Tangible assets	$23,125,564	$22,171,350	$21,913,194	$21,527,380	$22,366,580

Equity to assets ratio	18.75%	19.13%	19.48%	20.16%	19.91%
Tangible common equity ratio (1)	9.60%	9.61%	9.86%	10.43%	10.50%

Book value per share	$39.17	$38.46	$38.36	$38.47	$38.65
Tangible book value per share (2)	$18.02	$17.28	$17.35	$17.75	$18.24
Shares outstanding	123,189,833	123,283,450	124,567,950	126,537,871	128,782,878

(1) Tangible common equity divided by tangible assets.

(2) Tangible common equity divided by shares outstanding.